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                                                                      EXHIBIT 99

WENDY'S INTERNATIONAL, INC. REPORTS 2002 RESULTS

Systemwide sales increased 12.7% to a record $9.4 billion

NET INCOME GREW 13% TO $219 MILLION AND EPS INCREASED 14.5% TO $1.89

COMPANY ANNOUNCES 100TH CONSECUTIVE QUARTERLY DIVIDEND

      DUBLIN, Ohio (January 31, 2003) - Wendy's International, Inc. (NYSE: WEN) announced today strong financial results for the year ended December 29, 2002. It also announced fourth quarter results, its 100th consecutive quarterly dividend and plans for a meeting with investors and the media on February 3, 2003.

STRATEGIC HIGHLIGHTS

- The Company continued to execute its strategic plan during the year and reinforced the Company's core values of quality, customer satisfaction, integrity, continuous improvement and commitment to stakeholders.

- The Company's core businesses of Wendy's(R) North America and Tim Hortons(R) Canada produced record sales and profit performance, and continued to improve operations at the restaurant level.

- The Company's evolving businesses of International Wendy's and Tim Hortons U.S. continued to improve. The international Wendy's business posted a profit for the second consecutive year and Tim Hortons U.S. produced its first profit.

- As part of its long-term growth strategy, the Company made significant progress on building its portfolio of quality brands. It acquired Baja Fresh(R) Mexican Grill, the leader in the fast casual, Fresh Mexican restaurant industry. The Company also made investments in fast casual restaurant chains Cafe Express(TM) and Pasta Pomodoro(R).

2002 FINANCIAL HIGHLIGHTS

- Systemwide sales grew 12.7% to a record $9.4 billion, including $7.5 billion in systemwide sales for Wendy's and $1.7 billion for Tim Hortons. Systemwide sales include sales of both company operated restaurants and franchised restaurants.

-     Total revenues increased 14.2% to a record $2.7 billion.

-     Same-store sales growth for the year was outstanding:

      -     Wendy's U.S.-Company:     4.7%

      -     Wendy's U.S.-Franchise:   7.1%

      -     Tim Hortons Canada:       7.2%


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      -     Tim Hortons U.S.:         9.9%

      -     Baja Fresh (system):      2.7%

- Net income grew 13% to a record $219 million and diluted earnings per share (EPS) increased 14.5% to $1.89.

- The Company and its franchisees opened 586 new restaurants systemwide during the year, which met management's goals. The openings consisted of 321 Wendy's, 204 Tim Hortons and 61 Baja Fresh restaurants (40 Baja Fresh restaurants were opened since Wendy's acquisition of the chain in June
      2002).

- The Company's total systemwide restaurants reached an all-time high of 8,811, consisting of 6,253 Wendy's, 2,348 Tim Hortons and 210 Baja Fresh restaurants.

- Average unit sales at Wendy's U.S. company restaurants reached an all-time high of $1.39 million. The system average, including franchised restaurants, rose to $1.28 million.

- Wendy's domestic operating margin increased 90 basis points in 2002 to 15.8% due to strong sales, manageable food and labor costs, and good controls at the restaurant level.

- Average unit sales at Tim Hortons standard units in Canada reached an all-time high of $1.56 million (Canadian).

- Average unit sales of $1.5 million at Baja Fresh continue to lead the fast casual, Fresh Mexican segment.

- The Company continued to repurchase its common shares. For the year, the Company repurchased 1.6 million shares for $49.4 million. Since initiating its share repurchase program in 1998, the Company has bought a total of
      34.8 million shares for $827.2 million. The Company has $223 million remaining on its current share repurchase authorization from the Board of Directors.

      Chairman and Chief Executive Officer Jack Schuessler said: "We delivered outstanding overall results in 2002. I'm especially pleased with the performance of our core businesses.

      "Wendy's North America President Tom Mueller and his team produced some of the best results in the quick-service restaurant industry. Our operators and franchisees focused on superior operations and continuous improvement. At the same time, our marketing was very effective in reaching consumers and focusing on quality food such as our highly successful Garden Sensations(TM) salads," Schuessler said.

      "Tim Hortons President Paul House and his team continued to produce remarkable sales and profit growth in Canada, and we are poised to grow our U.S. business," Schuessler said.

      "Our development teams and operators did a great job of meeting our systemwide restaurant development goals for the third consecutive year," Schuessler added.

      Chief Financial Officer Kerrii Anderson said: "We made excellent progress in 2002. In addition to producing outstanding sales, our management team, employees and operators controlled costs effectively. General and administrative costs declined from 9.0% of revenues a year ago to 8.8%.

      "From a strategic standpoint, we prioritized initiatives that we expect will produce superior return on investment. During the year, we installed in our company restaurants our new store systems, which we believe will leverage our supply chain initiatives and generate benefits in 2004," Anderson said.


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      "At the same time, we continued to raise the bar on performance and proactively manage the balance sheet with a number of initiatives," Anderson said.

      During 2002, the Company:

-     Invested capital to build new Wendy's and Tim Hortons restaurants.

-     Acquired Baja Fresh for approximately $275 million.

-     Converted $200 million in Term Convertible Securities (TECONS) to equity.

-     Made investments in Cafe Express and Pasta Pomodoro.

- Made additional investments in Tim Hortons' joint venture with IAWS Group/Cuisine de France to open the new par baking plant in Brantford, Ontario.

-     Repurchased $49.4 million in common shares.

      "We made all of these investments and maintained our strong investment grade ratings. Our balance sheet is strong and we had $172 million in cash at year end," Anderson said.

FOURTH QUARTER 2002 HIGHLIGHTS

-     Systemwide sales for the quarter grew 11.4% to $2.4 billion.

-     Total revenues increased 15.6% to a record $712 million.

- As previously announced, same-store sales grew 1.0% at Wendy's U.S. company restaurants, 3.0% at Wendy's U.S. franchised units, 5.7% at Tim Hortons Canada and 7.2% at Tim Hortons U.S.

-     The Company and its franchisees opened 264 new restaurants.

- Wendy's domestic operating margin increased 50 basis points to 14.9%, due primarily to good cost controls and lower beef costs.

- Net income for the quarter increased 8.9% to $50.7 million and diluted EPS were $0.44, up 4.8% over $0.42 reported a year ago.

- The Company continued to repurchase its common shares in the fourth quarter. During the quarter, the Company repurchased 872,000 shares for $24.7 million.

100TH CONSECUTIVE QUARTERLY DIVIDEND APPROVED

      The Board of Directors today approved a quarterly dividend of 6 cents per share, payable on February 25 to shareholders of record as of February 10. It will be the Company's 100th consecutive dividend payment to shareholders.

COMPANY PLANS TO HOST ANALYST MEETING

      The Company plans to host a meeting with investors and the media at 10:00 a.m. (Eastern) on Monday, February 3, 2003, at the Sofitel Hotel, 45 West 44th Street, New York.

      Management will review 2002 results, provide a strategic update and discuss its 2003 outlook. The meeting will be available via a conference call and Internet web cast. Investors may access the Company's website and web casts at www.wendys-invest.com.

WENDY'S INTERNATIONAL, INC. OVERVIEW

      Wendy's International, Inc. is one of the world's largest restaurant operating and franchising companies, with $9.4 billion in 2002 systemwide sales, more than 8,800 total restaurants, and quality brands - Wendy's Old Fashioned Hamburgers(R), Tim Hortons and Baja Fresh. The Company invested in two quality brands during 2002 - Cafe


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Express and Pasta Pomodoro. More information about the Company is available at
www.wendys-invest.com.

      Wendy's Old Fashioned Hamburgers was founded in 1969 by Dave Thomas and is the third largest quick-service hamburger restaurant chain in the world, with more than 6,250 restaurants in the United States, Canada and international markets. More information about Wendy's is available at www.wendys.com.

      Tim Hortons was founded in 1964 by Tim Horton and Ron Joyce and is the largest coffee and fresh baked goods restaurant chain in Canada. There are 2,188 Tim Hortons restaurants in Canada and 160 in the U.S. More information about Tim Hortons is available at www.timhortons.com.

      Baja Fresh was founded in 1990 by Jim and Linda Magglos and is the leader in quality, fast-casual Mexican food. The chain has 210 restaurants in the United States. More information about Baja Fresh is available at www.bajafresh.com.

Cafe Express is a trademark of Cafe Express Group LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACT:

John Barker (614-764-3044 or john_barker@wendys.com)
Marsha Gordon (614-764-3019 or marsha_gordon@wendys.com)


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WENDY'S INTERNATIONAL, INC.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy's International, Inc. (the "Company") desires to take advantage of the "safe harbor" provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company's competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns and the type, number and location of competing restaurants. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company's franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship.

Growth Plans. The Company plans to increase the number of systemwide Wendy's and Tim Hortons restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.


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The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company's business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company's strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company's return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the ability of the joint venture to acquire real estate and construct and equip a manufacturing plant on acceptable terms, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.


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